Exhibit 10.16

                                PAXAR CORPORATION
                          Stock Option Award Agreement
                                    under the
               Paxar 2000 Long-Term Performance and Incentive Plan


      This Stock Option Award Agreement (the "Agreement") is between Paxar
             Corporation ("Paxar") and ("you" or the "Executive").

This Agreement grants you an option to purchase shares of Paxar Common Stock ("Stock Options") under the Paxar 2000 Long-Term Performance and Incentive Plan (the "Plan").

The text of the Plan is Appendix B to Paxar's 2000 Proxy Statement. The text is available at www.paxar.com, Investor Relations, SEC Filings, DEF 14A - April 14, 2000.

The details and terms of this grant are:

1. Purpose. These Stock Options have been granted by the Executive Development and Compensation Committee of Paxar's Board of Directors to you as a valued member of the Paxar team for the purposes of (a) rewarding you for contributing to Paxar's success and (b) providing you with incentives to continue to do so in the future as measured by the performance of Paxar's Common Stock.

2.       Terms of Option.

                  Date of Grant                 :
                  Price Per Share               :
                  Number of Stock Options       :
                  Term                          :  Expire 10 years after Date of
                                                   Grant
                  Vesting                       :  25% per year on first 4
                                                   anniversaries of Date of
                                                   Grant
3.       Statutory Classification

         These Stock Options are Non-Qualified Stock Options and will vest as Non-Qualified Stock Options, beginning ___________. Please see "Federal Income Tax Consequences" published as Appendix C to Paxar's 2000 Proxy Statement, also available through our web site as set forth above.

4.            Other Applicable Terms and Conditions.

               a. In consideration of the grant of these Stock Options, you agree to comply with the terms of the Plan and this Agreement.
               b. By accepting this award, you acknowledge that you have read the Plan. Any questions about its terms and conditions should be referred to our General Counsel, Bob Stone.
               c. This Agreement (a) shall be binding upon and inure to the benefit of any successor of Paxar; (b) shall be governed by the laws of the State of New York and any applicable law of the United States of America; and (c) may not be amended except in writing.
               d. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.

Paxar Corporation:

By:  ___________________________            Accepted and Agreed to:

Title:                                      __________________________
                                                    Executive

Date:  ____________________                 Date:  ____________________